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                                                                 Exhibit - 1(A)

                                2,000,000 Shares

                            VISUAL DATA CORPORATION

                                  Common Stock


                             UNDERWRITING AGREEMENT


                                                              New York, New York
                                                             _____________, 1999

Cruttenden Roth Incorporated and
H.C. Wainwright & Co., Inc.
as Representatives of the
several underwriters
c/o Cruttenden Roth Incorporated
24 Corporate Plaza
Newport Beach, CA  92660

                  Visual Data Corporation, a Florida corporation (the "COMPANY"), hereby confirms its agreement with you. The Company proposes to issue and sell to you and H.C. Wainwright & Co., Inc. (referred to together as the "UNDERWRITER") pursuant to this Underwriting Agreement (the "AGREEMENT") an aggregate of 1,600,000 shares (the "SECURITIES") of the Company's common stock, par value $.0001 per share (the "COMMON STOCK"). The Shareholders listed on SCHEDULE A hereto (the "SELLING SHAREHOLDERS") propose severally to issue and sell to the Underwriters an aggregate of 400,000 shares of the Company's Common Stock (the "FIRM SHAREHOLDERS' SHARES," referred to collectively together with the Securities as the "FIRM SHARES"). The Selling Shareholders have also agreed to grant you an option to purchase up to an additional 300,000 shares of Common Stock (the "OPTION SHARES"). The Firm Shares and the Option Shares are referred to together as the "SHARES." The Firm Shareholders' Shares and the Option Shares are referred to together as the "SHAREHOLDERS' SHARES."

                  You have advised the Company and the Selling Shareholders that you desire to purchase the Shares. The Company and the Selling Shareholders confirm the agreement made by it with respect to the purchase of the Shares by the Underwriter, as follows:

                  1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

                           (a)      A registration statement on Form S-1 (File
Nos. 333-79887) with respect to the Shares, including a prospectus subject to completion, has been filed by the Company with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "ACT"), and in conformity with the requirements of the Act and the rules and regulations of the Commission thereunder (the "RULES AND REGULATIONS"), and one or more amendments to such registration statement may have been so filed and such registration statement has been delivered to you. After the execution of this Agreement, the Company will file with the Commission either (i) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act, either (A) if the Company relies on Rule 434 under the Act, a Term Sheet (as hereinafter defined) relating to the Shares, that shall identify the Preliminary Prospectus (as hereinafter defined) that it

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supplements containing such information as is required or permitted by Rules
434, 430A and 424(b) under the Act or (B) if the Company does not rely on Rule 434 under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act, and in the case of either clause (i)(A) or (i)(B) of this sentence as have been provided to and approved by you prior to the execution of this Agreement, or (ii) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by you prior to the execution of this Agreement. The Company may also file a related registration statement with the Commission pursuant to Rule 462(b) under the Act for the purpose of registering certain additional Shares, which registration shall be effective upon filing with the Commission. As used in this Agreement, the term "REGISTRATION STATEMENT" means the registration statement initially filed relating to the Shares, as amended at the time when it was or is declared effective under the Act, including all financial schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined), and including any registration statement filed with the Commission pursuant to Rule 462(b); the term "PRELIMINARY PROSPECTUS" means each prospectus subject to completion filed with such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it was or is declared effective under the Act); the term "PROSPECTUS" means:

                           (i) if the Company relies on Rule 434 under the Act, the Term Sheet relating to the Shares that is first filed pursuant to Rule 424(b)(7) under the Act, together with the Preliminary Prospectus identified therein that such Term Sheet supplements;

                           (ii) if the Company does not rely on Rule 434 under the Act, the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act; or

                           (iii) if the Company does not rely on Rule 434 under the Act and if no prospectus is required to be filed pursuant to Rule 424(b) under the Act, the prospectus included in the Registration Statement;

and the term "TERM SHEET" means any term sheet that satisfies the requirements of Rule 434 under the Act. Any reference herein to the "DATE" of a Prospectus that includes a Term Sheet shall mean the date of such Term Sheet.

                           (b)      The Commission has not issued any order
preventing or suspending use of the Registration Statement or any Preliminary Prospectus. When any Preliminary Prospectus was filed with the Commission it
(i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the Rules and Regulations and (ii) did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order


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to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective under the Act, it (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements or, the Act and the Rules and Regulations and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. When the Prospectus or any Term Sheet that is a part thereof or any amendment or supplement to the Prospectus is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or part thereof or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto Containing such amendment or supplement to the Prospectus was or is declared effective under the Act) and on the Closing Date, the Prospectus, as amended or supplemented at any such time,
(i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the Rules and Regulations and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (b) do not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by you specifically for use therein. It is understood that the statements set forth in the Prospectus on the cover page with respect to fees and discounts, paragraph one (1) and three (3) under the heading "UNDERWRITING" and the identity of counsel to the Underwriter under the heading "LEGAL MATTERS" constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Registration Statement, the Preliminary Prospectus and Prospectus, as the case may be.

                           (c)      If the Company has elected to rely on Rule
462(b) and the Registration Statement has not been declared effective under the Act (i) the Company has filed a Registration Statement in compliance with, and that is effective upon filing pursuant, to Rule 462(b) and has received confirmation of its receipt and (ii) the Company has given irrevocable instructions for transmission of the applicable filing fee in connection with the filing of the Rule 462(b) Registration Statement, in compliance with Rule 111 promulgated under the Act or the Commission has received payment of such filing fee.

                           (d)      Each of the Company and its subsidiary  has
been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to own its properties and conduct its baseness as described in the Registration Statement and Prospectus and is duly qualified or licensed to do business as a foreign corporation and is in good standing in each other jurisdiction in which the nature of its business or the character or location of its properties requires such qualification, except where the failure to so qualify will not materially affect the condition (financial or otherwise), business, properties, prospects, net worth or results of operations of the Company and its subsidiary, taken as a whole. The Company owns _______ shares (approximately _____% of all of the outstanding shares of capital stock, of its subsidiary, EDnet, Inc. The Company has no other subsidiaries. Except for the stock of its subsidiary, the


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Company does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization.

                           (e)      The authorized, issued and outstanding
capital stock of the Company is as set forth in the Prospectus under "CAPITALIZATION;" the shares of issued and outstanding capital stock of the Company set forth thereunder have been duly authorized, validly issued, fully paid and nonassessable; except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company or the subsidiary have been granted or entered into by the Company; and the Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement and Prospectus.

                           (f)      The Shares and the shares of Common Stock to
be issued upon exercise of the Underwriter's Warrants (as hereinafter defined) when issued and delivered pursuant to this Agreement (and the Underwriter's Warrants with respect to the shares of Common Stock to be issued upon the exercise thereof), will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights of any security holder of the Company. The Underwriter's Warrants when issued, paid for and delivered in accordance with the terms of the Warrant Agreement (as hereinafter defined), will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights of any security holder of the Company. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated in this Agreement gives rise to any rights, other than those which have been waived or satisfied the existence of which have been disclosed to the Underwriters, for or relating to the registration of any shares of Common
Stock, except as described in the Registration Statement.

                           (g)      Each of this Agreement and the Warrant
Agreement have been duly and validly authorized. This Agreement has been, and on the Closing Date the Warrant will be, executed and delivered by the Company and, assuming due execution by the other party hereto and thereto, each constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and the discretion of the courts in granting equitable remedies. The Company has full power and lawful authority to authorize, issue and sell the Shares to be sold by it hereunder on the terms and conditions set forth herein. No consent, approval, authorization or order of, or any filing or declaration with, any governmental authority is required for the consummation of the transactions contemplated by this Agreement or in connection with the issuance and sale of the Shares or the Underwriter's Warrants by the Company, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the bylaws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriter of the Shares and the Underwriter's Warrants to be sold by the Company.

                           (h)      Except as described in the Prospectus,
neither the Company nor its subsidiary is in violation, breach or default (which includes any event that has occurred which, with notice or lapse of time or both, would constitute a default) of or under, and consummation of the transactions herein contemplated and the fulfillment of the terms of this Agreement or the


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terms of any agreement contemplated hereby will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or its subsidiary pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the subsidiary is a party or by which the Company or the subsidiary may be bound or to which any of the property or assets of the Company or the subsidiary is subject, nor will such action result in any violation of the provisions of the articles of incorporation or any order, rule or regulation applicable to the Company or the subsidiary of any court or any regulatory authority or other governmental body having jurisdiction over the Company or the subsidiary.

                           (i)      Subject to the qualifications stated in the
Prospectus, each of the Company and the subsidiary has good and marketable title to all properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are not materially significant or important in relation to its business; all of the material leases and subleases under which the Company or the subsidiary is the lessor or sublessor of properties or assets or under which the Company or the subsidiary holds properties or assets as lessee or sublessee as described in the Prospectus are in full force and effect, and, except as described in the Prospectus, neither the Company nor the subsidiary is in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to rights of the Company or the subsidiary as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company or the subsidiary to continued possession of the leased or subleased premises or assets under any such lease or sublease, except as described or referred to in the Prospectus; and each of the Company and the subsidiary owns or leases all such properties described in the Prospectus as are necessary to its operations as now conducted and, except as otherwise stated in the Prospectus, as proposed to be conducted as set forth in the Prospectus.

                           (j)      Arthur Anderson LLP who has given its report
on certain financial statements filed and to be filed with the Commission as a part of the Registration Statement, which are incorporated in the Prospectus, are, with respect to the Company, independent public accountants as required by the Act and the Rules and Regulations.

                           (k)      The consolidated financial statements and
the related notes of the Company, any supplementary financial information, any related schedules and the pro forma financial statements of the Company set forth in the Registration Statement and the Prospectus present fairly the consolidated financial position and results of operations and changes in stockholder's equity and cash flows of the Company on the basis stated in the Registration Statement, at the respective dates and for the respective periods to which they apply. The consolidated financial statements and the related notes of EDnet, Inc., any supplementary financial information and any related schedules set forth in the Registration Statement and the Prospectus, present fairly the consolidated financial position and results of operations and changes in shareholders' equity and cashflows of EDnet, Inc. on the basis stated in the Registration Statement, at the respective dates and for the respective periods to which they apply. Said financial statements and notes, supplementary financial information, related schedules and


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pro forma financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis which is consistent during the periods involved. The financial data with respect to the Company set forth in the Prospectus under the captions "SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION," "CAPITALIZATION," "SELECTED FINANCIAL DATA" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" fairly present, on the basis stated in the Prospectus, the information set forth therein and have been compiled on a basis consistent with that of the audited financial statements included in the Prospectus. No other financial statements are required by Form S-1 or otherwise to be included in the Registration Statement or the Prospectus. The pro forma financial information included in the Registration Statement has been prepared in accordance with the applicable requirements of Regulation S-X and the assumptions used in the preparation of such pro forma information are, in the opinion of the Company, reasonable. There has been no material adverse change in the condition (financial or otherwise), business, properties, prospects, net worth or results of operations of the Company and its subsidiary, taken as a whole, from the latest information set forth in the Registration Statement or the Prospectus, except as properly described in the Prospectus; and there is no fact known to the Company or its subsidiary which could reasonably be expected to have a material and adverse effect on the future prospects of the Company and its subsidiary (other than political or economic matter of general applicability or as properly described in the Prospectus).

                           (l)      Subsequent to the respective dates as of
which information is given in the Registration Statement and Prospectus and except as described in the Registration Statement, the Company has not paid or declared any dividends or other distributions of any kind on any class of its capital stock nor has it incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of the Company, and there has not been any change in the capital stock of, or any material incurrence of long-term debt by the Company or its subsidiary or any material issuance of options, warrants or other rights to purchase the capital stock of the Company or its subsidiary or any material adverse change or any material development involving, so far as the Company or its subsidiary can now reasonably foresee, a prospective adverse change in the condition (financial or otherwise), net worth, results of operations, business, key personnel or properties of the Company or its subsidiary which would be material to the business or condition (financial or otherwise) of the Company and its subsidiary, taken as a whole, and neither the Company nor its subsidiary has become a party to, and neither the business nor the property of the Company or its subsidiary has become the subject of, any material litigation whether or not in the ordinary course of business.

                           (m)      Except as set forth in the Prospectus, there
is not now pending or threatened, any action, suit or proceeding to which the Company or its subsidiary is a party before or by any court or governmental agency or body, which might result in any material adverse change in the condition (financial or otherwise), business, properties, prospects, net worth, or results of operations of the Company and its subsidiary, taken as a whole, nor are there any actions, suits or proceedings related to environmental matters or related to discrimination on the basis of age, sex, religion or race; and no labor disputes involving the employees of the Company or its subsidiary exist or are threatened which might be expected to materially


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adversely affect the condition (financial or otherwise), business, properties, prospects, net worth or results of operations of the Company and its subsidiary, taken as a whole.

                           (n)      Except as disclosed in the Prospectus, each
of the Company and its subsidiary has sufficient licenses, permits, certificates and other governmental authorizations as are required for the conduct of its business or the ownership of its property as described in the Prospectus and are in all material respects complying therewith. Neither the Company nor its subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit nor, to the knowledge of the Company or its subsidiary, do any of the activities or business of the Company or its subsidiary cause the Company or its subsidiary to be in violation of, or cause the Company or its subsidiary to violate, any law, rule, regulation or order of the United States, any state, county or locality, or of any agency or body of the United States or of any state, county or locality, the violation of which would have a material adverse impact upon the condition (financial or otherwise), business, properties, prospects, net worth or results of operations of the Company and its subsidiary, taken as a whole.

                           (o)      Neither the Company nor its subsidiary has
directly or indirectly, at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contribution in violation of law or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

                           (p)      On the Closing Date (as hereinafter defined)
all transfer or other taxes (including franchise, capital stock or other tax, other than income taxes, imposed by any jurisdiction), if any, which are required to be paid in connection with the sale and transfer of the Shares to the Underwriter hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with in all material respects.

                           (q)      There is no document or contract of a
character required to be described in the Registration Statement or Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

                           (r)      The Company has not taken nor will take,
directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute the stabilization or manipulation of the price of the Shares. The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Preliminary Prospectus and the Registration Statement, the Prospectus or other materials permitted or required by the Act.

                           (s)      The Company has not entered into any
agreement pursuant to which any person is entitled, either directly or indirectly, to compensation from the Company for services as a finder in connection with the public offering referred to herein.


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                           (t)      There are no holders of shares of Common
Stock or other securities of the Company having rights to register such Common Stock or other securities by means of the Registration Statement.

                           (u)      The Company has entered into employment
contracts with its principal executive officers, including Randy S. Selman and _______________, and the description of such employment agreements in the Prospectus is true, correct and complete in all material respects.

                           (v)      No labor dispute with the employees of the
Company exists or is threatened or imminent that could result in a material adverse change in the condition (financial or otherwise), business, properties, prospects, net worth or results of operations of the Company, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                           (w)      The Company owns or possesses, or can
acquire on reasonable terms, all material patents, patent applications, trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information currently employed by them in connection with their respective businesses, and the Company has not received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or funding, would result in a material adverse change in the condition (financial or otherwise), business, properties, prospects, net worth or results of operations of the Company and its subsidiary, taken as a whole, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                           (x)      The Company is insured by insurers of
recognized financial responsibility against such losses and risks and in such amount as the Company believes are prudent and customary in the businesses in which it is engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), business, properties, prospects, net worth or results of operations of the Company and its subsidiary, taken as a whole, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                           (y)      The Company will conduct its operations in a
manner that will not subject it to registration as an investment company under the Investment Company Act of 1940, as amended, and this transaction will not cause the Company to become an investment company subject to registration under such Act.

                           (z)      The Company has filed all foreign, federal,
state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the Company and its subsidiary, taken as a whole) and has paid all taxes required to be paid and any other assessment, fine or penalty levied, to the extent that any of the foregoing is due and payable, except for any


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such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                           (aa)     Any certificate signed by any officer of the
Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty made by the Company to the Underwriter as to the matters covered thereby and shall be deemed incorporated herein in its entirety and shall be effective as if such representation and warranty were made herein.

                           (bb)     The Company owns no shares of stock or any
other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                           (cc)     The books, records and accounts and systems
of internal accounting controls of the Company currently comply in all material respects with the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that
(1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (dd)     No statement, representation, warranty or
covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriter is or will be, when made, inaccurate, untrue or incorrect in any material respect, unless such statement, representation, warranty or covenant is qualified as to materiality, in which case it is not or will not be, when made, inaccurate, untrue or incorrect.

                           (ee)     The Shares have been approved for listing on
the Nasdaq Stock Market's National Market under the symbol "VDAT," subject only to notice of issuance.

                           (ff)     The business, operations and facilities of
each of the Company and its subsidiary have been and are being conducted in compliance in all material respects with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States or any state or political subdivision


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thereof, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto; and neither the Company nor its subsidiary has received any notice from any governmental instrumentality or any third party alleging any violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources), which violation would have, or could reasonably be expected to have, a material adverse effect on the condition (financial or otherwise), business, properties, prospects, net worth or results of operations of the Company and its subsidiary, taken as a whole. The intended use and occupancy of each of the facilities owned or operated by the Company or its subsidiary complies in all material respects with all applicable codes and zoning laws and regulations and there is no pending or, to the knowledge of the Company or its subsidiary, threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect adversely affect the size of, use of, improvements on, construction on, or access to such facilities.

                           (gg)     Each executive officer, director and certain
shareholders of the Company, as listed on SCHEDULE B attached hereto, has delivered to the Underwriter an agreement (the "LOCK-UP AGREEMENT"), in substantially the form of ANNEX A, to the effect that he, she or it will not, for a period of two years after the date hereof, without the prior written consent of the Underwriter, offer to sell, sell, contract to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any shares of Common Stock or securities convertible into, or exchangeable or exercisable for, shares of Common Stock, except for bona fide private sales or transfers of Common Stock to purchasers or transferees provided that such person agrees in writing to be bound by the terms of the Lock-up Agreement.

                           (hh)     No transaction has occurred  between or
among the Company or any of its affiliates, officers or directors or any affiliate or affiliates of any such officer or director that is required to be described in and is not described in the registration Statement and the Prospectus.

                           (ii)     Neither the Company nor any of its
affiliates nor any person acting on the Company's behalf has, directly or indirectly, at any time within the past six (6) months made, nor will any such party make within six (6) months of the Closing Date, any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D under the Act nor which would violate the Act.

                  2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder represents and warrants to each Underwriter that:

                           (a)      Such Selling Shareholder on the Closing Date
will have, valid, marketable title to the Shareholder's Shares to be sold by such Selling Shareholder, free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer.

                           (b)      Such Selling Shareholder now has, and on the
Closing Date will have, full legal right, power and authorization, and any approval required by law, to sell, assign transfer and deliver such Shareholder's Shares in the manner provided in this Agreement, and upon delivery of and payment for such Shareholder's Shares hereunder, the several Underwriters will acquire valid title to such shares of Common Stock free and clear of any lien, claim, security interest or other encumbrance.

                           (c)      This Agreement has and the Custody Agreement
on or before Closing will have been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and are the valid and binding agreements of such Selling Shareholder enforceable against such Selling Shareholder in accordance with their terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditors' rights generally, (b) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (c) as such enforceability may be subject to limitations on rights to indemnity or contribution or both by the federal or state securities laws or the public policies underlying such laws.

                           (d)      Neither the execution and delivery of this
Agreement or the Custody Agreement by or on behalf of such Selling Shareholder nor the consummation of the transactions herein or therein contemplated by or on behalf of such Selling Shareholder requires any consent, approval, authorization or order of, or filing or registration with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required under the Act and the Exchange Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the shares of Common Stock or such as has been obtained) or conflicts or will conflict with or constitutes or will constitute a breach of, or default under, or violates or will violate, any agreement, indenture or other instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is or may be bound or to which any of such Selling Shareholder's property or assets is subject, or any statute, law, rule, regulation, ruling, judgment, injunction, order or decree applicable to such Selling Shareholder or to any property or assets of such Selling Shareholder.

                           (e)      The Registration Statement the Preliminary
Prospectus and the Prospectus, insofar as they relate to such Selling Shareholder, do not and on the Closing Date will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (as to the Prospectus, in light of the circumstances under which they were made).

                           (f)      Such Selling Shareholder does not have any
knowledge or any reason to believe that the Registration Statement, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (as to the Prospectus, in light of the circumstances under which they were made).

                           (g)      The representations and warranties of such
Selling Shareholder in the Custody Agreement are, and on the Closing Date will be, true and correct.

                           (h)      Such Selling Shareholder has not taken,
directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shareholder's Shares, except for the lock-up arrangements described in the Prospectus.


                  3.       Purchase, Delivery and Sale of the Shares.

                           (a)      Subject to the terms and conditions of this
Agreement, and upon the basis of the representations, warranties and agreements herein contained, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to buy from the Company and the Selling Shareholders, at $_______ per share, at the place and time hereinafter specified, 2,000,000 shares of Common Stock (the "FIRM SHARES").

                           (b)      In addition, subject to the terms and
conditions of this Agreement, and upon the basis of the representations, warranties and agreements herein contained, the Selling Shareholders hereby grant an option (the "OPTION") to the Underwriter to purchase up to an additional 300,000 shares of Common Stock (the "OPTION SHARES"), at $______ per share, at the place and time hereinafter specified. The Option hereby granted will expire 45 days after the date of the Prospectus, and may be exercised in whole or in part only for the purpose of covering over-allotments which may be made in connection with the offerings and distribution of the Firm Shares upon written notice from the Underwriter to the Selling Shareholders setting forth the amount of Option Shares as to which the Underwriter is exercising the Option and the time and date of payment for such Option Shares. Such time and date of delivery for the Option Shares (the "OPTION CLOSING DATE") shall be determined by the Underwriter, but shall not be, unless otherwise agreed upon by the Underwriter and the Selling Shareholders, later than seven full business days after the exercise of the Option, and in no event prior to the Closing Date (as hereinafter defined). If the Option is exercised as to all or any portion of the Option Shares, the Selling Shareholders shall sell all or such portion of the Option Shares to the Underwriter and the Underwriter shall purchase all or such portion of the Option Shares from the Selling Shareholders.

                           (c)      Delivery of the Firm Shares against payment
therefor shall take place at the offices of Greenberg Traurig, MetLife Building, 200 Park Avenue, 15th Floor, New York, New York 10166 (or at such other place as may be designated by agreement between you and the Company) at 10:00 a.m., New York time, on _______, 1999, or at such later time and date as you may designate but not later than ten (10) days from the effective date of the Registration Statement under the Act (the "EFFECTIVE DATE"), such time and date of payment and delivery for the Firm Shares being herein called the "CLOSING DATE." In addition, in the event that any or all of the Option Shares are purchased by the Underwriter, delivery of the Option Shares against payment therefor shall take place at the above-mentioned offices of Greenberg Traurig (or at such other place as may be designated by agreement between you and the Company), at 10:00 a.m., New York time, on the Option Closing Date as specified in the notice from the Underwriter to the Selling Shareholders.

                           (d)      The Company will make the certificates for
the Firm Shares or the Option Shares, as the case may be, to be purchased by the Underwriter hereunder available to you for inspection at least one (1) full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates shall be in such names and denominations as you may request at least two (2) full business days prior to the Closing Date or the Option Closing Date, as the case may be. Time shall be of the essence, and delivery of the certificates representing the Firm Shares or the Option Shares, as the case may be, at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

                                    If so requested by you, definitive
certificates in negotiable form for the Firm Shares or the Option Shares, as the case may be, to be purchased by the Underwriter hereunder will be delivered by the Company and the Selling Shareholders to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor, by certified or bank cashier's checks in New York Clearing House funds, payable to the order of the Company or by wire transfer. However, if eligible, the Shares may be delivered in book entry form using the Full FAST facilities of The Depository Trust Company.

                                    It is understood that the Underwriter
proposes to offer the Shares to be purchased hereunder to the public, upon the terms and conditions set forth in the Registration Statement, after the Registration Statement becomes effective under the Act.

                           (e)      On the Closing Date, the Company will
further issue and sell to you or, at your direction, to your respective bona fide officers, for a total purchase price of $160.00, warrants entitling the holders thereof to purchase an aggregate of 160,000 shares of Common Stock, at an initial exercise price of $_____ per share (the "UNDERWRITER'S WARRANTS") for a period of four (4) years, such period to commence twelve (12) months after the Effective Date. Such Underwriter's Warrants shall contain such other terms and provisions as may be set forth in an agreement with respect thereto (the "WARRANT AGREEMENT") executed and delivered by the Company and you simultaneously with the execution and delivery of this Agreement. As provided in the Warrant Agreement, you may designate that the Underwriter's Warrants be issued in varying amounts directly to your respective bona fide officers and not to you. Such designation will be made by you only if you determine that such issuances would not violate the Rules of Conduct of the National Association of Securities Dealers, Inc. relating to the review of corporate financing arrangements. The holders of the Underwriter's Warrants will be entitled to the registration rights set forth in Section 10 of the Warrant Agreement.

                  4. Covenants of the Company. The Company covenants and agrees with the Underwriter as to the matters set forth in subparagraphs (a) through (r) below:

                           (a)      The Company will use its best efforts to
cause the Registration Statement, if not effective under the Act at the time of execution of this Agreement, and any amendments thereto to become effective under the Act as promptly as possible. If required, the Company will file the Prospectus or any Term Sheet that constitutes a part thereof and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rules 434 and 424(b) under the Act. During any time when a prospectus relating to the Shares is required to be delivered under the Act, the Company (i) will comply in all material respects with all requirements imposed upon it by the Act and the Rules and Regulations to the extent necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and (ii) except as required by law, will not file with the Commission the Prospectus, Term Sheet or the amendment referred to in the second sentence of Section 1(a) hereof, any amendment or supplement to such Prospectus, Term Sheet or any amendment to the Registration Statement of which the Underwriter previously have been advised and furnished with a copy for a reasonable period of time prior to the proposed filing and as to which filing the Underwriter shall not have given their consent. The Company will prepare and file with the Commission, in accordance with the Rules and Regulations, promptly upon request by the Underwriter or counsel for the Underwriter, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Shares by the Underwriter, and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective under the Act by the Commission as promptly as possible. The Company will advise the Underwriter, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective under the Act or the Prospectus or any amendment or supplement thereto has been filed and will furnish the Underwriter with copies of such documents and provide evidence satisfactory to the Underwriter of each such filing or effectiveness.

                           The Company will advise the Underwriter, promptly
after receiving notice or obtaining knowledge thereof, of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any amendment thereto or any stop order or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, (ii) the suspension of the qualification of any jurisdiction, (iii) the institution, threatening or contemplation of any proceeding for any such purpose or (iv) any request made by the Commission for amending the Registration Statement, for amending or supplementing the Prospectus or for additional information. The Company will use its reasonable best efforts to prevent the issuance of any such stop order and, if any such order or stop order is issued, to obtain the withdrawal thereof as promptly as possible.

                           The Company has caused to be delivered to you copies
of each Preliminary Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by the Act. The Company authorizes the Underwriter and dealers to use the Prospectus in connection with the sale of the Shares for such period as, in the opinion of counsel to the Underwriter, the use thereof is required to comply with the applicable provisions of the Act and the Rules and Regulations. In case of the happening, at any time within such period as a Prospectus is required under the Act to be delivered in connection with sales by an underwriter, of any event of which the Company has knowledge and which materially affects the Company or the securities of the Company or which, in the opinion of counsel for the Company or counsel for the Underwriter, should be set forth in an amendment of the Registration Statement or a supplement to the Prospectus in order to make the statements therein not then misleading, in light of the circumstances existing at the time the Prospectus is required to be delivered to a purchaser of the Shares, or in case it shall be necessary to amend or supplement the Prospectus to comply with law or with the Rules and Regulations, the Company will notify you promptly and forthwith prepare and furnish to you copies of such amended Prospectus or of such supplement to be attached to the Prospectus, in such quantities as you may reasonably request, in order that the Prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the Prospectus, in light of the circumstances under which they were made, not misleading. The preparation and furnishing of any such amendment or supplement to the Registration Statement or amended Prospectus or supplement to be attached to the Prospectus shall be without expense to the Underwriter, except that in case the Underwriter is required, in connection with the sale of the stock, to deliver a Prospectus ninety (90) days or more after the effective date of the Registration Statement, the Company will upon request of and at the expense of the Underwriter, amend or supplement the Registration Statement and Prospectus and furnish the Underwriter with reasonable quantities of prospectuses complying with Section 10(a)(3) of the Act.

                           The Company will comply in all material respects with
the Act, the Rules and Regulations and the Exchange Act and the rules and regulations thereunder in connection with the offering and issuance of the Shares.

                           (b)      The Company will use its reasonable best
efforts to qualify to register the Shares for sale under the securities or "BLUE SKY" laws of such jurisdictions as the Underwriter may reasonably designate and will make such application and furnish such information as may be required for that purpose and to comply with such laws, provided the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Shares. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as the Underwriter may reasonably request.

                           (c)      If the sale of the Shares provided for
herein is not consummated for any reason caused by the Company, the Company shall pay all costs and expenses incident to the performance of the Company's obligations hereunder including, but not limited to, all of the expenses itemized in Section 10, including the accountable expenses of the Underwriter, including legal fees.

                           (d)      For so long as the Company is a reporting
company under either Section 12(b) or (g) or 15(d) of the Exchange Act, the Company, at its expense, will furnish to its shareholders an annual report (including financial statements audited by independent public accountants) in reasonable detail and, at its own expense, will furnish such report to you during the period ending five (5) years from the date hereof; (i) as soon as practicable after the end of each fiscal year, a balance sheet of the Company as at the end of such fiscal year, together with statements of income, changes in stockholder's equity and cash flows of the Company for such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent accountants; (ii) as soon as they are available, a copy of all reports (financial or other) mailed to security holders; (iii) as soon as they are available, a copy of all nonconfidential reports and financial statements furnished to or filed with the Commission; and (iv) such other information as you may from time to time reasonably request.

                           (e)      In the event the Company has an active
subsidiary or subsidiaries, such financial statements referred to in subsection
(d) above will be furnished on a consolidated basis to the extent the accounts of the Company and its subsidiary or subsidiaries are consolidated in reports finished to its shareholders generally.

                           (f)      The Company will deliver to you at or before
the Closing Date two (2) signed copies of the Registration Statement, including all financial statements and exhibits filed therewith, and of all amendments thereto, and will deliver to the Underwriter such number of copies of the Registration Statement, including financial statements but without exhibits, as the Underwriter may reasonably request. The Company will deliver to or upon the order of the Underwriter, from time to time until the effective date of the Registration Statement, as many copies of any Preliminary Prospectus as the Underwriter may reasonably request. The Company will deliver to the Underwriter on the effective date of the Registration Statement and thereafter for so long as a Prospectus is required to be delivered under the Act, from time to time, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as the Underwriter may from time to time reasonably request.

                           (g)      The Company will make generally available to
its security holders and deliver to you as soon as it is practicable to do so, but in no event later than ninety (90) days after the and of twelve (12) months after its current fiscal quarter, an earnings statement (which need not be audited) covering a period of at least twelve (12) consecutive months beginning after the effective date of the Registration Statement, which shall satisfy the requirements of Section 11(a) of the Act.

                           (h)      The Company will apply the net proceeds from
the sale of the Shares for the purposes set forth under "USE OF PROCEEDS" in the Prospectus, and will file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required pursuant to Rule 463 under the Act.

                           (i)      The Company will promptly, upon your written
request, prepare and file with the Commission any amendments or supplements to the Registration Statement, Preliminary Prospectus or Prospectus and take any other action which, in the reasonable opinion of Greenberg Traurig, counsel to the Underwriter, may be reasonably necessary or advisable in connection with the distribution of the Shares, and will use its best efforts to cause the same to become effective as promptly as possible.

                           (j)      The Company will reserve and keep available
that maximum number of its authorized but unissued shares of Common Stock which are issuable upon exercise of the Underwriter's Warrants outstanding from time to time.

                           (k)      Upon completion of this offering, the
Company will make all filings required, including registration under the Exchange Act, to obtain the listing of its Common Stock on the Nasdaq Stock Market's National Market, and will effect and will use its best efforts to maintain such listings for at least five (5) years from the date of this Agreement.

                           (l)      The Company represents that it has not taken
and agrees that it will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Shares or to facilitate the sale or resale of the Shares. The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Preliminary Prospectus and the Registration
Statement, the Prospectus or other materially permitted or required by the Act.

no proceedings for that or any similar purpose shall have been instituted or shall be pending or,
                           (m)      On the Closing Date and simultaneously with
the delivery of the Firm Shares, the Company shall execute and deliver to Cruttenden Roth Incorporated and its designees the Underwriter's Warrants for an initial exercise price of $_____ per share. The Underwriter's Warrants will be substantially in the form as filed as an exhibit to the Registration Statement.

                           (n)      During the one hundred eighty (180) day
period commencing on the Closing Date, the Company will not, without the prior written consent of the Underwriter, grant options to purchase shares of Common Stock at a price less than the initial public offering price except as may be provided by the Company's currently existing stock option plan as described in the Prospectus. To the extent that such stock option plan allows, the Company may issue shares upon exercise of the options.

                           (o)      For a period of two (2) years from the
Effective Date, when deemed necessary by the Chief Financial Officer of the Company, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company's financial statements for each of the first three (3) fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's quarterly report on Form 10-Q and the mailing of quarterly financial information to shareholders

                           (p)      Pending completion of the offering and for a
period of ninety (90) days thereafter, the Company will not issue press releases or engage in other publicity without the Underwriters prior consent.

                           (q)      For a period of two years from the Closing
Date, the Company will not, nor will it allow, without the prior written consent of the Underwriter, the executive officers, directors or certain holders of any class of equity securities of the Company to, sell, grant any option or warrant for the sale, or otherwise dispose of, directly or indirectly, any shares of Common Stock or other equity securities of the Company (including any shares obtained through the exercise of options granted under the Company's Stock Option Plan (as such term is defined in the Prospectus) or any securities convertible into, exercisable for or exchangeable for shares of Common Stock or other equity securities of the Company, provided, however, that with respect to any issuances of securities by the Company such consent may not be unreasonably withheld.

                           (r)      On the Closing Date, the Company will
furnish you with a Lock-up Agreement, substantially in the form of ANNEX A hereto, from each of the executive officers, directors and certain holders of any class of equity securities of the Company, as listed on SCHEDULE B attached hereto, not to sell any shares of Common Stock or other equity securities of the Company, held by each prior to the Effective Date or obtained through exercise of options granted under the Stock Option Plan, for a period of twenty-four (24) months from the Closing Date, without your prior written consent, which consent may not be unreasonably withheld; provided, however, the aforementioned restrictions do not apply to private sales or transfers of Common Stock to purchasers or transferees who agree in writing to be bound by the terms of such Lock-up Agreement.

                  5. Agreements of the Selling Shareholders. Each of the Selling Shareholders agrees with the Underwriters as follows:

                           (a)      Such Selling Shareholder will cooperate to
the extent necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest possible time.

                           (b)      Such Selling Shareholder will pay all
federal and other taxes, if any, on the transfer or sale of the Shareholders' Shares being sold by the Selling Shareholder to the Underwriters.

                           (c)      Such Selling Shareholder will do or perform
all things required to be done or performed by the Selling Shareholder prior to the Closing Date or any Option Closing Date, as the case may be, to satisfy all conditions precedent to the delivery of the Shareholders' Shares pursuant to this Agreement.

                           (d)      Such Selling Shareholder has executed or
will execute a "lock-up" letter as provided in Section 4(r) below no later than the Closing Date.

                           (e)      Except as stated in this Agreement and in
the Preliminary Prospectus and the Prospectus, such Selling Shareholder will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock or to facilitate the sale or resale of the Common Stock.

                           (f)      Such Selling Shareholder will advise you
promptly and, if requested by you, will confirm such advice in writing, of any change in the information relating to such Selling Shareholder that suggests that any statement made in the Registration Statement or the Prospectus (as then amended or supplemented, if amended or supplemented) is or may be untrue in any material respect or that the Registration Statement or Prospectus (as then amended or supplemented, if amended or supplemented) omits or may omit to state a material fact or a fact necessary to be stated therein in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented, if amended or supplemented) in order to comply with the Act or any other law.

                  6. Conditions of Underwriter's Obligations. The obligations of the Underwriter to purchase and pay for the Firm Shares, and the Option Shares if the Option is exercised, which it has agreed to purchase hereunder, are subject to the accuracy (as of the date hereof and as of the Closing Date, or with respect to the Option Shares, the Option Closing Date) of and compliance with the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder, and to the following conditions:

                           (a)      The Registration Statement shall have become
effective, and you shall have received notice thereof not later than 10:00 a.m., New York time, on the day following the date of this Agreement, or at such later time or on such later date as to which you may agree; on or prior to the Closing Date, and on the Option Closing Date if the Option is exercised, no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that or any similar purpose shall have been instituted or shall be pending or, to your knowledge or to the knowledge of the Company, shall be contemplated by the Commission; any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Greenberg Traurig, counsel to the Underwriter; and no stop order shall be in effect denying or suspending the effectiveness of such qualification, nor shall any stop order proceedings with respect thereto be instituted or pending or threatened under such law.

                           (b)      On the Closing Date, and again on the Option
Closing Date if the Option is exercised, you shall have received the opinion, dated as of the Closing Date, of Atlas, Pearlman, Trop & Borkson, P.A., counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect that:

                           (i) The Company owns _________ (approximately ______% of all of the outstanding capital stock) of EDnet, Inc. (the "SUBSIDIARY") and has no other subsidiaries. Each of the Company and the Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement and Prospectus, and is duly qualified or licensed to do business as a foreign corporation and is in good standing in each other jurisdiction in which the nature of its business or the character or location of its properties requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), business, properties, prospects, net worth or results of operations of the Company and its subsidiary, taken as a whole.

                           (ii) To our knowledge, each of the Company and the Subsidiary has not been required to obtain any authorization, approval, order, license or permit of or from any governmental or regulatory official or body (collectively "PERMITS") to own or lease its material properties and conduct the material aspects of its business within the United States as described in the Prospectus. To our knowledge, neither the Company nor the Subsidiary has received any notice of a proceeding relating to the revocation or modification of any Permit which singly or in aggregate, if the subject of an unfavorable decision, ruling or finding would materially and adversely affect the condition, financial or otherwise, of the Company and the Subsidiary or their operations taken as a whole.

                           (iii) The authorized equity capitalization of the Company is as set forth under "CAPITALIZATION" in the Prospectus; all shares of the Company's outstanding Common Stock requiring authorization for issuance by the Company's Board of Directors have been duly authorized, validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; to our knowledge, the outstanding shares of Common Stock of the Company have not been issued in violation of the preemptive rights of any stockholder, and the shareholders of the Company do not have any preemptive rights or other rights to subscribe for or to purchase, nor are there any restrictions upon the voting or transfer of any of the Shares; the Shares conform to the description thereof contained in the Prospectus; the Shares have been duly authorized and, when issued and delivered pursuant to this Agreement, will be duly and validly issued, fully paid, nonassessable, free of preemptive rights and no personal liability will attach to the ownership thereof; and to our knowledge, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by the Agreement gives rise to any registration rights or other rights, other than those which have been waived or satisfied, relating to the registration of any shares of Common Stock.

                           (iv) The Agreement and the Warrant Agreement have been duly and validly authorized, executed and delivered by the Company and the Selling Shareholders and, assuming due execution and delivery of the Agreement and the Warrant Agreement by the other parties thereto, payment by the Underwriter for the Shares offered pursuant to the Agreement and payment by the Underwriter for the Underwriter's
                  Warrants, are the valid and legally binding obligations of the Company and the Selling Shareholders, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights in general and subject, as to enforceability to general principles of equity (regardless of whether enforcement is sought in a proceeding, in equity or law); and except that no opinion is expressed as to the enforceability of the indemnity provisions contained in Section 8 or the contribution provisions contained in Section 9 of the Agreement.

                           (v) The certificates evidencing the Shares are in due and proper form; the additional shares issuable upon exercise of the over-allotment option and the shares of Common Stock of the Company issuable upon exercise of the Underwriter's Warrants in accordance with the terms of, respectively, the Agreement and the Warrant Agreement and at the prices therein provided for, have been duly authorized and reserved for issuance upon such exercise, and such shares, when issued upon exercise in accordance with the terms of the Agreement and such warrants and at the price provided for, will be duly and validly issued, fully paid and nonassessable.

                           (vi) We do not know of any pending or threatened legal or governmental proceedings to which the Company or a subsidiary is a party which, if an unfavorable decision were rendered, could materially adversely affect the condition (financial or otherwise), business, properties, net worth or results of operations of the Company and the Subsidiary, taken as a whole, or which question the validity of the Common Stock of the Company, the Shares, the Agreement, the Warrant Agreement, the Underwriter's Warrants or of any action taken or to be taken by the Company pursuant to the Agreement, the Warrant Agreement, or the Underwriter's Warrants; and to our knowledge there are no governmental proceedings or regulations required to be described or referred to in the Registration Statement which are not so described or referred to.

                           (vii) Neither the Company nor the Subsidiary is in violation of or default under, nor will the execution, delivery or performance by the Company of its obligations under the Agreement, the Warrant Agreement or the Underwriter's Warrants, result in a violation of, or constitute a default under articles or certificate of incorporation or by-laws of the Company's or of the Subsidiary.

                           (viii) The Registration Statement has become effective under the Act, and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for that purpose have been instituted or are pending before, or to our knowledge threatened by, the Commission; the Registration Statement and the Prospectus (except for the financial statements and other financial data contained therein, or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations.

                           (ix) The descriptions in the Registration Statement and the Prospectus, and any amendment or supplement thereto, of contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and we do not know of any contract or document to be summarized or described therein or to be filed as exhibits thereto which are not so summarized, described or filed.

                           (x) No authorization, approval, consent, or license of any governmental or regulatory authority or agency is necessary in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of this Agreement or the Warrant Agreement by the Company, or the issuance of the Underwriter's Warrants or the Common Stock underlying the Underwriter's Warrants, other than registrations or qualifications of such stock under applicable state or foreign securities or "BLUE SKY" laws and registration under the Act.

                           (xi) We have reviewed the statements in the Registration Statement under the captions "BUSINESS," "MANAGEMENT," "PRINCIPAL SHAREHOLDERS," "CERTAIN TRANSACTIONS," "DESCRIPTION OF SECURITIES" and "SHARES ELIGIBLE FOR FUTURE SALE" and, insofar as they refer to descriptions of agreements, statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions, such statements are correct in all material respects.

                                    Such counsel shall also state that such
counsel has participated in the preparation of the Registration Statement and the Prospectus, and nothing has come to the attention of such counsel to cause such Counsel to have reason to believe that the Registration Statement or any amendment thereto at the time it became effective under the Act contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any supplement thereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except, in the case of both the

Registration Statement and any amendment thereto and the Prospectus and any supplement thereto, for the financial statements, notes thereto and other financial information and statistical data contained therein, as to which such counsel need express no opinion).

                                    Such opinion shall also cover such matters
incident to the transactions contemplated hereby as the Underwriter or counsel for the Underwriter shall reasonably request. In rendering such opinion, such counsel may rely upon certificates of any officer of the Company or public officials as to matters of fact; and may rely as to all matters of law other than the law of the United States or of the State of Florida upon opinions of counsel satisfactory to you (e.g., local counsel shall provide a satisfactory opinion for matters of Texas law), in which case the opinion shall state that they have no reason to believe that you and they are not entitled to so rely.

                           (c)      All corporate proceedings and other legal
matters relating to this Agreement, the Registration Statement, the Prospectus and other related matters shall be satisfactory to or approved by Greenberg Traurig, counsel to the Underwriter, and you shall have received from such counsel a signed opinion, dated as of the Closing Date (or in the event of the Option Closing, the Option Closing Date), with respect to the validity of the issuance of the Firm Shares (or in the event of the Option Closing, the Option Shares), the form of the Registration Statement and Prospectus (other than the financial statements, notes thereto and other financial data contained therein), the execution of this Agreement and other related matters as you may reasonably require. The Company shall have furnished to counsel for the Underwriter such documents as they may reasonably request for the purpose of enabling them to render such opinion.

                           (d)      You shall have received a letter on and as
of the Effective Date of the Registration Statement and again on and as of the Closing Date (and again on and as of the Option Closing Date, if the Option is exercised) from Arthur Anderson LLP, independent public accountants for the Company, substantially in the form approved by you.

                           (e)      At the Closing Date or, in the event the
Option is exercised, at the Option Closing Date, (i) the representations and warranties of the Company contained in this Agreement shall be true and correct with the same effect as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company shall have performed all of its obligations hereunder and satisfied all the conditions on its part to be satisfied at or prior to such Closing Date or such Option Closing Date, as the case may be; (ii) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations and in all material respects conform to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) there shall have been, since the respective dates as of which information is given, no material adverse change in the condition (financial or otherwise), business, properties, prospects, net worth, results of operations, capital stock, long-term or short-term debt or general affairs of the Company and its subsidiary, taken as a whole, from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement and Prospectus indicate might occur after the effective date of the Registration Statement, and neither the Company nor its subsidiary shall have incurred any material liabilities or agreement not in the ordinary course of business other than as referred to in the Registration Statement and Prospectus; (iv) except as set forth in the Prospectus, no action, suit or proceeding at law or in equity shall be pending or threatened against the Company or its subsidiary which would be required to be set forth in the Registration Statement, and no proceedings shall be pending or threatened against the Company or its subsidiary before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding would materially adversely affect the condition (financial or otherwise), business, properties, prospects, net worth or results of operations of the Company and its subsidiary, taken as a whole; and (v) you shall receive at the Closing Date or the Option Closing Date, as the case may be, a certificate signed by each of the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated as of the Closing Date or the Option Closing Date, as the case may be, evidencing compliance with the provisions of this subsection (e).

                           (f)      If any of the conditions herein provided for
in this Section shall not have been fulfilled as of the date indicated, this Agreement and all obligations of the Underwriter under this Agreement may be canceled at, or at any time prior to, the Closing Date by the Underwriter by notifying the Company of such cancellation in writing or by telegram at or prior to the Closing Date. Any such cancellation shall be without liability of the Underwriter to the Company.

                           (g)      In the event the Option is exercised, if any
of the conditions herein provided for in this Section, with respect to the Option Closing, shall not have been fulfilled as of the date indicated, all obligations of the Underwriter under this Agreement with respect to such Option Closing may be canceled at, or at any time prior to, the Option Closing Date by the Underwriter by notifying the Company of such cancellation in writing or by telegram at or prior to the Option Closing Date. Any such cancellation shall be without liability of the Underwriter to the Company.

                  7. Conditions of the Company's Obligations. The obligation of the Company to sell and deliver the Firm Shares, and the Option Shares if the Option is exercised, is subject to the following conditions:

                           (a)      The Registration Statement shall have become
effective under the Act not later than 10:00 a.m., New York time, on the day following the date of this Agreement, or on such later date as the Company and the Underwriter may agree to in writing.

                           (b)      At the Closing Date, and on the Option
Closing Date if the Option is exercised, no stop orders suspending the effectiveness under the Act of the Registration Statement shall have been issued under the Act or any proceedings therefor initiated or threatened by the Commission.

                           (c)      The Company shall have received payment for
the Securities from the Underwriter.

                  8.       Indemnification.

                           (a)      The Company and each of [SELLING
SHAREHOLDERS], jointly and severally agree to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act, the Underwriter's counsel and the Company's counsel against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all attorneys' fees), to which the Underwriter, any controlling person, the Underwriter's counsel or the Company's counsel may become subject, under the Act or otherwise, insofar, as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (i) the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto; (ii) any "Blue Sky" application or other document executed by the Company specifically for the purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Shares, under the securities laws thereof (any such application, document or information being hereinafter called a "BLUE SKY APPLICATION"), or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company and each of [SELLING SHAREHOLDERS] will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written or oral information furnished to the Company by or on behalf of the Underwriter or oral misrepresentations or omissions in connection therewith specifically for use in the preparation of the Registration Statement or any such amendment or supplement thereof or any such Blue Sky Application or any such Preliminary Prospectus or the Prospectus of any such amendment or supplement thereto. The Company shall not be obligated to indemnify the Underwriter for a violation of state securities or "Blue Sky" laws for liability occasioned by reason of such Underwriter's (or its agent's) failure to have been registered as a broker-dealer (or agent) or the failure of the securities to have been registered or qualified in a jurisdiction where such Underwriter (or its agent) is determined to have sold such security. This indemnity will be in addition to any liability which the Company may otherwise have.

                           (b)      The Underwriter will indemnify and hold
hardness the Company, each of the Company's directors, each nominee (if any) for director named in the Prospectus, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Act, the Underwriter's counsel and the Company's counsel against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company, any such director, nominee, officer or controlling person, the Underwriter's counsel or the Company's counsel may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by you specifically for use in the preparation thereof. The Underwriter shall indemnify the Company for any violation of state securities or "Blue Sky" laws for liability occasioned by reason of such Underwriter's (or its agent's) failure to have been registered as a broker-dealer (or agent) or the failure of the securities to have been registered or qualified in a jurisdiction which such Underwriter (or agent) is determined to have sold such security. This indemnity will be in addition to any liability which the Underwriter may otherwise have.

                           (c)      Promptly after receipt by an indemnified
party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify in writing the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the Underwriter or a person who controls the Underwriter within the meaning of the Act, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include both the Underwriter or such controlling person and the indemnifying party and, the Underwriter reasonably determines that it is advisable for the Underwriter or controlling persons to be represented by separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Underwriter or such controlling person, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the Underwriter and controlling persons, which firm shall be designated in writing by you). No settlement of any action against an indemnified party shall be made without the consent of the indemnifying party, which shall not be unreasonably withheld in light of all factors of importance to such indemnified party.

                           (d)      If the Closing occurs, the Company will not
have liability to the Underwriter (for indemnification or otherwise) with respect to any representation or warranty unless on or before the third anniversary of the date hereof the Underwriter notifies the Company of a claim of breach of a representation or warranty.

                  9. Contribution. In order to provide for just and equitable contribution under the Act in any case in which (i) the Underwriter makes claim for indemnification pursuant to Section 8 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that the express provisions of Section 8 provide for indemnification in such case or (ii) contribution under the Act may be required on the part of the Underwriter or the Company in circumstances for which indemnification is provided for pursuant to Section 8, then the Company, in the aggregate, and the Underwriter shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall for all purposes of this Agreement include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees) in either such case (after contribution from others) in such proportions that the Underwriter is responsible in the aggregate for that portion of such losses, claims, damages or liabilities represented by the percentage that the underwriting discount per share appearing on the cover page of the Prospectus bears to the public offering price appearing thereon, and the Company shall be responsible for the remaining portion; provided, however, that, if such allocation is not permitted by applicable law, then the relative fault of the Company and the Underwriter, in the aggregate, in connection with the statements or omissions which resulted in such damages and other relevant equitable considerations shall also be considered. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement or a material fact or the omission to state a material fact, such statement or omission relates to information supplied by the Company or the Underwriter, and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if the respective obligations of the Company and the Underwriter to contribute pursuant to this Section 9 were to be determined by pro rata or per capital allocation of the aggregate damages (even if the Underwriter and its controlling persons in the aggregate were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section 9. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For the purposes of this paragraph, each officer, director, or other person who controls the Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter, and each officer, director, or other person. If the full amount of the contribution specified in this paragraph is not permitted by law, then the Underwriter and each person who controls the Underwriter shall be entitled to contribution from the Company to the full extent permitted by law. The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under
Section 11 of the Act other than the Company and the Underwriter. No contribution shall be requested with regard to the settlement of any matter from any party who did not consent to the settlement; provided, however, that such consent shall not be unreasonably withheld in light of all factors of importance to such party.

                  10.      Costs and Expenses.

                           (a)      Whether or not this Agreement becomes
effective or the sale of the Shares to the Underwriter is consummated, the Company will pay all costs and expenses incident to the performance of this Agreement including, but not limited to, the fees and expenses of counsel to the Company and of the Company's accountants; the costs and expenses incident to the preparation, printing, filing and distribution under the Act of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), Preliminary Prospectus and Prospectus, as amended or supplemented; all expenses, including fees, disbursements and other charges of counsel to the Underwriter, in connection with any filing required by the NASD relating to the offering of the Shares contemplated hereby; all expenses, including fees, disbursements and other charges of counsel to the Underwriter, in connection with the qualification of the Shares under the state securities or blue sky laws which the Underwriter shall designate; the cost of printing and furnishing to the Underwriter copies of the Registration Statement, each Preliminary Prospectus and the Prospectus; the cost of printing the certificates representing the Shares; and the costs and expenses incident to the preparation and printing of bound volumes of the offering documents for the Underwriters and their Counsel. The Company shall pay any and all taxes (including any transfer, franchise, capital stock or other tax imposed by any jurisdiction) on sales by the Company to the Underwriter hereunder. The Company will also pay all costs and expenses incident to the furnishing of any amended Prospectus or of any supplement to be attached to the Prospectus as called for in Section 5(a) of this Agreement except as otherwise set forth in said Section.

                           (b)      In addition to the foregoing expenses the
Company shall at the Closing Date pay to Cruttenden Roth Incorporated a non-accountable expense allowance equal to 2% of the gross proceeds of the sale of the Shares. In the event the transactions contemplated hereby are not consummated by reason of any action by the Underwriter (except if such prevention is based upon a breach by the Company of any covenant, representation or warranty contained herein or because any other condition to the Underwriter's obligations hereunder required to be fulfilled by the Company is not fulfilled), the Company shall not be liable to the Underwriter for any out-of-pocket accountable expenses except that the Underwriter may retain all monies paid to it prior to the termination of the underwriting, but only to the extent of out-of-pocket accountable expenses incurred by the Underwriter, and the Underwriter shall return to the Company all monies received in excess of its out-of-pocket accountable expenses. In the event the transactions contemplated hereby are not consummated by reason of any action of the Company or because of a breach by the Company of any covenant, representation or warranty contained herein, the Company shall be liable for the out-of-pocket accountable expenses incurred by the Underwriter, including attorneys' fees, less a credit of any amounts previously paid by the Company to the Underwriter, and the Underwriter shall return to the Company all monies received in excess of its out-of-pocket accountable expenses.

                           (c)      No person is entitled either directly or
indirectly to compensation from the Company, from the Underwriter or from any other person for services as a finder in connection with the proposed offering, and the Company agrees to indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees, to which the Company, the Underwriter or person may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the claim of any person (other than an employee of the party claiming indemnity) or entity that he or it is entitled to a finder's fee in connection with the proposed offering by reason of such person's or entity's influence or prior contact with the indemnifying party.

                  11. Effective Date. This Agreement shall become effective upon its execution, except that you may, at your option, delay its effectiveness until 11:00 a.m., New York time, on the first full business day following the Effective Date of the Registration Statement, or at such earlier time after the Effective Date of the Registration Statement as you in your discretion shall first commence the initial public offering by the Underwriter of any of the Shares. The time of the initial public offering shall mean the time of release by you of the first newspaper advertisement with respect to the Shares, or the time when the Shares are first generally offered by you to dealers by letter or telegram, whichever shall first occur. This Agreement may be terminated by you at any time before it becomes effective as provided above, except that Sections 4(c), 8, 9, 10, 14, 15, 16 and 17 hereof shall remain in effect notwithstanding such termination.

                  12.      Termination.

                           (a)      This Agreement, except for Sections 4(c), 8,
9, 10, 14, 15, 16 and 17 hereof, may be terminated by you at any time prior to the Closing Date if in your judgment it is impracticable to offer for sale or to enforce contracts made by the Underwriter for the resale of the Shares agreed to be purchased hereunder by reason of (i) the Company having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree; (ii) trading in securities on the New York Stock Exchange, the American Stock Exchange, and/or the Nasdaq Stock Market's
National Market having been generally suspended or limited; (iii) material governmental restrictions having been imposed on trading in securities generally (not in force and effect on the date hereof); (iv) a banking moratorium having been declared by federal or New York State authorities; (v) an outbreak of major international hostilities or other national or international calamity having occurred; (vi) the passage by the Congress of the United States, or by any state legislative body of similar impact, of any act or measure, or the adoption of any orders, rules or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is reasonably believed likely by the Underwriter to have a material impact on the condition (financial or otherwise), business, properties, prospects or financial statements of the Company or on the market for the securities offered hereby; (vii) any material adverse change in the financial or securities markets in the United States, particularly in the over-the-counter market, having occurred since the date of this Agreement, or
(viii) any material adverse change having occurred, since the respective dates of which information is given in the Registration Statement and Prospectus, in the condition (financial or otherwise), business, properties, prospects, net worth or results of operations of the Company, not arising in the ordinary course of business.

                           (b)      If you elect to prevent this Agreement from
becoming effective or to terminate this Agreement as provided in this Section 12 or in Section 11, the Company shall be promptly notified by you, by telephone or telegram, confirmed by letter.

                  13. Warrants. At or before the Closing Date, the Company will sell to Cruttenden Roth Incorporated the Underwriters' Warrants to purchase an aggregate of 200,000 shares of the Common Stock of the Company for a consideration of $200.00 upon the terms and conditions set forth in the Warrant Agreement. In the event of conflict in the terms of this Agreement and the Underwriter's Warrants, the language of the Underwriter's Warrants shall control.

                  14. Representations, Warranties and Agreements to Survive Delivery. Except as may be limited by Section 8(d), the respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Company or any of its officers or directors or any controlling person and will survive delivery of and payment for the Shares and the termination of this Agreement.

                  15. Notices. Any communications specifically required hereunder to be in writing, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to them at Cruttenden Roth Incorporated, 24 Corporate Plaza, Newport Beach, California 92660, Attention: Mr. Shelly Singhal, with a copy sent to Greenberg Traurig, MetLife Building, 200 Park Avenue, 15th Floor, New York, New York 10166, Attention: Stephen Weiss, Esq., or if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Visual Data Corporation, 1291 SW 29th Avenue, Pompano Beach, Florida 33069, Attention: Randy S. Selman, CEO & President, with a copy to Atlas, Pearlman, Trop & Borkson, P.A., 200 East Las Olas Blvd., Suite 1900, Fort Lauderdale, Florida 33301, Attention: Joel D. Mayersohn, Esq.

                  16. Parties in Interest. The Agreement herein set forth is made solely for the benefit of the Underwriter, the Company and any person controlling the Company or the Underwriter, and the directors of the Company, nominees for directors (if any) named in the Prospectus, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "SUCCESSORS AND ASSIGNS" shall not include any purchaser, as such purchaser, from the Underwriter of the Shares.

                  17. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE ENTIRELY PERFORMED WITHIN CALIFORNIA.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this agreement, whereupon it will become a binding agreement among the Company and the Underwriter in accordance with its terms.

                                                Very truly yours,
                                                VISUAL DATA CORPORATION


                                                By:
                                                   ----------------------------
                                                   Randy S. Selman
                                                   CEO & President


                  The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

                                                CRUTTENDEN ROTH INCORPORATED


                                                By:
                                                   ----------------------------
                                                   Name:
                                                   Title:

                                                                        ANNEX A

                                FORM OF LOCK-UP


Cruttenden Roth Incorporated
24 Corporate Plaza
Newport Beach, CA  92660

Ladies and Gentlemen:

                  Reference is made to the Underwriting Agreement, dated _______, 1999 (the "UNDERWRITING AGREEMENT"), between Visual Data Corporation, a Florida corporation (the "COMPANY"), and Cruttenden Roth Incorporated (the "UNDERWRITER"). Capitalized terms used herein and not defined herein shall have the same meanings ascribed to them in the Underwriting Agreement.

                  1. In consideration of the Underwriting Agreement, the undersigned hereby agrees not to, without the prior written consent of the Underwriter and except as set forth in Section 2, offer, sell or otherwise dispose of any shares of the Company's common stock, par value $.0001 per share (the "COMMON STOCK"), or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or acquires Common Stock owned by the Undersigned for a period of twenty-four (24) months after the date of the Underwriting Agreement.

                  2. The restrictions set forth in Section 1 shall not apply to private sales or transfers of Common Stock to purchasers or transferees who agree in writing to be bound by the terms set forth herein.

                  3. The undersigned hereby waives all registration rights to which the undersigned may be entitled prior to the expiration of such twenty-four (24) month period.


Dated:  _________, 1999

                               Very truly yours,



                               --------------------------------
                               Name:

                                   SCHEDULE A

                              Selling Shareholders

                                   SCHEDULE B

                                Lock-Up Parties




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